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                                                             EXHIBIT 9(b)(5)(ii)


                                AMENDMENT NO. 1
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated February 28, 1997, by and between A I M Advisors, Inc., a Delaware corporation, and AIM International Funds, Inc., a Maryland corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                         "AIM INTERNATIONAL FUNDS, INC.
             APPENDIX A TO MASTER ADMINISTRATIVE SERVICES AGREEMENT


AIM Asia-Pacific Growth Fund
AIM European Capital Growth Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM Global Income Fund
AIM International Equity Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated: ________________________________, 1997




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
                                               A I M ADVISORS, INC.


Attest:                                        By:
        -------------------------------            -----------------------------------------------------
                 Assistant Secretary                                  President

(SEAL)

                                               AIM INTERNATIONAL FUNDS, INC.



Attest:                                        By:
        -------------------------------            ------------------------------------------------------
                 Assistant Secretary                                  President

(SEAL)
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